Exhibit 4.1

Execution Version

FOURTH SUPPLEMENTAL INDENTURE

This Fourth Supplemental Indenture (this “Supplemental Indenture”), dated as of January 31, 2017, among BAI BRANDS LLC, a New Jersey limited liability company, 184 INNOVATIONS INC., a Delaware corporation (together, the “New Guarantors”), DR PEPPER SNAPPLE GROUP, INC., a Delaware corporation (the “Company”), each other then-existing Subsidiary Guarantor under the Indenture referred to below (the “Existing Guarantors”), and WELLS FARGO BANK, N.A., as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company, the Existing Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of April 30, 2008 (the “Base Indenture”), providing for the issuance of $1,200,000,000 principal amount of the Company’s 6.82% Senior Notes due 2018 (the “2018 Notes”) and $250,000,000 principal amount of the Company’s 7.45% Senior Notes due 2038 (the “2038 Notes” and together with the 2018 Notes, any Additional Notes of any Initial Series and the Notes of the Additional Series, the “Notes”) issued under the Indenture;

WHEREAS, the Company, the Existing Guarantors and the Trustee have executed and delivered a Supplemental Indenture, dated May 7, 2008 (the “First Supplemental Indenture”), a Second Supplemental Indenture, dated March 17, 2009 (the “Second Supplemental Indenture”) and a Third Supplemental Indenture, dated October 19, 2009 (the “Third Supplemental Indenture” and together with the First Supplemental Indenture and the Second Supplemental Indenture, the “Supplemental Indentures”), pursuant to which such Existing Guarantors guarantee payment of the Notes on the terms and conditions as those set forth in the Indenture;

WHEREAS, the Base Indenture, as amended and supplemented by the Supplemental Indentures is referred to herein as the “Indenture”;

WHEREAS, Section 4.12 of the Base Indenture provides that the Company shall cause any Subsidiary of the Company that Guarantees, directly or indirectly, any Indebtedness of the Company (including any Indebtedness under any Credit Agreement) to at the same time, execute and deliver to the Trustee a supplement to the Indenture pursuant to which such Subsidiary shall Guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture; and

WHEREAS, pursuant to Section 9.01(e) of the Base Indenture, the Trustee, the Company, the Existing Guarantors and the New Guarantors are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder of Notes.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

Definitions

SECTION 1.1       Defined Terms.  As used in this Supplemental Indenture, capitalized terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined.

ARTICLE II

Agreement to be Bound; Guarantee

SECTION 2.1                                 Agreement to be Bound.  The New Guarantors hereby become a party to the Indenture as Subsidiary Guarantors and as such shall have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. The New Guarantors agree to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

SECTION 2.2                                 Guarantee. The New Guarantors hereby unconditionally guarantee, jointly and severally with each other Subsidiary Guarantor, to each Holder of a Note authenticated and delivered by the Trustee and the to the Trustee and its successors and assigns, the full and punctual payment when due, whether at Stated Maturity, by redemption, acceleration or otherwise, of the obligations of the Company under the Notes and the other guaranteed obligations of the Company set forth in Article 10 of the Base Indenture. The terms of each Subsidiary Guarantee are more fully set forth in Article 10 of the Base Indenture and the New Guarantors agree to be bound by such terms.

ARTICLE III

Miscellaneous

SECTION 3.1 Notices. All notices and other communications to the New Guarantors shall be given as provided in the Indenture.

SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, other than the Holders of Notes and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 3.4 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all of the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

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SECTION 3.5 Trustee not Responsible. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company, the Existing Guarantors and the New Guarantors.

SECTION 3.6 Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 3.7 Headings. The headings in this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 3.8 No Adverse Interpretation of Other Agreements. This Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person (other than the Indenture). Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture or the Indenture.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

COMPANY:

DR PEPPER SNAPPLE GROUP, INC.

By:	/s/ Martin M. Ellen
Name:	Martin M. Ellen
Title:	Executive Vice President and Chief Financial Officer

TRUSTEE:

WELLS FARGO BANK, N.A.

By:	/s/ John C. Stohlmann
Name:	John C. Stohlmann
Title:	Vice President

NEW GUARANTORS:

BAI BRANDS LLC

By:	/s/ James L. Baldwin
Name:	James L. Baldwin
Title:	Executive Vice President & Secretary

184 INNOVATIONS INC.

By:	/s/ James L. Baldwin
Name:	James L. Baldwin
Title:	Executive Vice President & Secretary

[Signature Page to Supplemental Indenture]

EXISTING GUARANTORS:

234DP AVIATION, LLC
A & W CONCENTRATE COMPANY
AMERICAS BEVERAGES MANAGEMENT GP
AMTRANS, INC.
BERKELEY SQUARE US, INC.
BEVERAGES DELAWARE INC.
DP BEVERAGES INC.
DPS AMERICAS BEVERAGES LLC
DPS BEVERAGES, INC.
DPS FINANCE II, INC.
DPS HOLDINGS INC.
DR PEPPER/SEVEN-UP BEVERAGE SALES COMPANY
DR PEPPER/SEVEN UP MANUFACTURING COMPANY
DR PEPPER/SEVEN UP, INC.
HIGH RIDGE INVESTMENTS US, INC.
INTERNATIONAL INVESTMENTS MANAGEMENT LLC
MOTT’S GENERAL PARTNERSHIP
MOTT’S LLP
MSSI LLC
NANTUCKET ALLSERVE, INC.
NUTHATCH TRADING US, INC.
PACIFIC SNAPPLE DISTRIBUTORS, INC.
ROYAL CROWN COMPANY, INC.
SNAPPLE BEVERAGE CORP.
THE AMERICAN BOTTLING COMPANY

By:	/s/ Martin M. Ellen
Name:	Martin M. Ellen
Title:	Executive Vice President and Chief Financial Officer

SPLASH TRANSPORT, INC.

By:	/s/ Arthur Swanson
Name:	Arthur Swanson
Title:	Vice President and Assistant Secretary

[Signature Page to Supplemental Indenture]